AGREEMENT


          The undersigned agree that the attached Schedule 13D, dated September 23, 2005, relating to the Common Stock, par value $0.01, of Minrad
International, Inc., shall be filed as a joint statement on behalf of the undersigned.

Dated:  September 23, 2005

                                    KEVIN B. KIMBERLIN

                                    /s/ Kevin B. Kimberlin
                                    ----------------------------------
                                    Kevin B. Kimberlin

                                    SPENCER TRASK SPECIALTY GROUP, LLC


                                    By: /s/ Kevin B. Kimberlin
                                        ------------------------------
                                        Name: Kevin B. Kimberlin
                                        Title: Non-Member Manager

                                    KEVIN KIMBERLIN PARTNERS, L.P.


                                    By: /s/ Kevin B. Kimberlin
                                        ------------------------------
                                        Name: Kevin B. Kimberlin
                                        Title: General Partner